Corporate Office:	Tech Center:
16000 North 80th Street	2701 Enterprise Drive
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855-ECHO-AUTO www.echoautomotive.com

November 15, 2013

To the Shareholders of Echo Automotive, Inc.,

This letter is provided to inform you, our shareholders, of Echo’s progress, vision and commitment to building a leading vehicle electrification business. This letter also serves as the launch of Echo’s quarterly shareholder update program, which will allow us to keep you better informed of Echo news, developments, industry trends and the general market conditions in which we operate.

2013 has been a defining year for Echo Automotive. We have made significant progress on several fronts:

  We have secured our competitive position in the burgeoning advanced automotive and electrified fleet vehicle markets through the acquisition of Bright Automotive’s assets and intellectual property;
  We have demonstrated the EchoDrive™ value proposition and its viability in the Ford E-series fleet target market;
  We have secured a national EchoDrive service and support infrastructure that includes Meineke, Dickinson Fleet Services, and other industry leaders — a critical milestone in our go to market strategy for 2014;
  We have honed our business plan, including the launch of our intellectual property (IP) licensing business, EchoAccelerate™; and
  We were awarded Editor’s Choice for most innovative product at NTEA’s 2013 Work Truck Show, North America’s largest annual event for the work truck/fleet industry.

Against this backdrop, we have validated demand for EchoDrive with several prospective national fleet accounts and are readying for pre-production and field trials. As we progress, we will provide further details on this front in accordance with our commercial partners and business agreements.

Going forward, our mission is to expand the EchoDrive footprint in the global vehicle electrification marketplace. With the progress we are making directly with fleet managers in North America, and the introduction of EchoAccelerate, our intellectual property-licensing program, we have momentum and multiple channels that will allow us to leverage our IP and deep industry expertise to expand globally. We firmly believe that advanced automotive companies on a worldwide basis can truly benefit from incorporating EchoDrive and other Echo technologies into their portfolios.

The State of the Commercial Fleet Market

The number one challenge facing commercial fleets is rising fuel prices — the largest cost component of operating expenses. Adding to the pressure of fleet acquisition costs are additional expenses related to emissions reduction technologies. Consequently, fleet managers and operators are increasingly focused on several fuel-reduction strategies.

Companies are implementing programs to train employees to drive their vehicles in a more fuel-efficient manner. They are examining route efficiency, vehicle payload and territory coverage to reduce miles driven, and they continue to investigate the impact of advanced automotive technologies such as plug-in and hybrid electric vehicles. In addition to the prospect of reducing fuel costs, the prospect of introducing electric vehicles to their fleets has broad appeal to fleet managers that are increasingly adopting sustainability initiatives and adjusting to environmental compliance.

For most fleets, anything that improves fuel economy and allows them to be green at the same time is viewed as a positive. But lack of capital spending and shrinking fleet replacement budgets remain a constraint to investment.

Our Market Opportunity and EchoDrive Strategy

EchoDrive is an important and powerful answer to the present measured adoption of electric and hybrid electric vehicles by the global fleet market. As a bolt-on aftermarket solution, EchoDrive can be installed in hours (as opposed to days) and without altering the existing powertrain of vehicles, thus providing a path to reduced operating costs and emissions almost immediately. Further, the EchoDrive solution does not require purchase of a new vehicle for deployment; it can be installed on existing vehicles. The importance of this point cannot be overstated, as the single greatest impediment to wide-scale adoption of electric and hybrid electric vehicle technologies by the global fleet today is cost of acquisition. EchoDrive is an elegantly simple aftermarket solution that provides fleet operators with the benefits of electrification with a cost profile that can be more easily rationalized within a budgetary context.

We have worked diligently with our suppliers to establish a cost structure for EchoDrive that will enable us to deliver a compelling price point to our customers. Looking forward, we are increasingly optimistic about our ability to drive the cost of EchoDrive lower as we achieve volumes and as battery prices continue to decline. Battery makers are targeting cuts in prices by a factor of two by 2020. This bodes well for the economics of our business.

In terms of strategy, our initial target market application for EchoDrive is the Ford E-Series fleet, which holds an approximate 80% market share in the full-size van category and since 1980 it has been the bestselling full-size van in America. This single product line alone represents a multi-billion dollar target market opportunity, with approximately 80,000 of these vehicles in the commercial fleet market registered in 2012 alone, and close to 600,000 since 2007. Future derivatives of EchoDrive will support other makes and models of fleet vehicles, thus broadening the market opportunity.

EchoAccelerate™

Currently, electrified vehicles account for 2% of global light duty vehicle sales. With sales expected to grow to almost 4% by 2020, there is clearly significant room for growth in the market. The EchoAccelerate program will help Echo capitalize on this opportunity.

Electrification of the global fleet market is being driven by several key factors, including the potential to reduce fleet operating costs, tightening of carbon dioxide regulation, declining costs of batteries, strategic partnerships that develop among technology providers, and established manufacturers making commitments to electric vehicle (EV) technologies.

We believe our intellectual property portfolio and our industry expertise positions us well to develop partnerships that will create an opportunity to accelerate the adoption of EchoDrive in domestic and international markets.

With the recent announcement of our EchoAccelerate licensing program, we have communicated to the industry that we are now prepared to develop strategic partnerships and opportunities to extend our aftermarket solutions and electrification technologies to the global fleet vehicle market.

Articulating the Echo Automotive Value Proposition and Driving Shareholder Value

Effectively articulating what sets our business apart to our customers and to our shareholders is fundamental to our success. It is important to note that we are an automotive electrification technology company, not an automotive company, delivering solutions that lower costs and reduce carbon emissions for fleet operators worldwide. We believe that we have laid the groundwork for our value proposition to resonate favorably in the marketplace, which is integral to demonstrating to our existing and prospective investors that for Echo Automotive, the time is now.

To that end, we are taking several steps to build greater awareness of the Echo Automotive story:

  Stepped-up investor and media relations outreach;
  Increased participation in key investor conferences;
  Commitment to spending more time meeting with professional investors and analysts;
  Increased outreach to trade and industry media in the automotive, clean tech and financial sectors; and
  The institution of quarterly shareholder updates that will enable us to provide regular Echo progress reports and an appropriate level of disclosure and transparency to our business.

In support of our awareness building efforts, we recently announced our participation in the sixth annual LD MICRO: Main Event micro-cap conference in Los Angeles. This invitation-only event is one of the most respected micro-cap conferences in North America, and we look forward to the opportunity to speak to its 1,000 attendees. On Wednesday, December 4, 2013, at 3:00pm PST, we will be discussing our strategy, the status of our commercialization efforts for Echo Drive and related corporate updates. Our presentation will be webcast from the conference and we invite you to attend via this link: http://wsw.com/webcast/ldmicro5/ECAU. The presentation will also be recorded and archived on our website for 90 days to allow you to review the material at your convenience and learn more about Echo’s messaging and how we position our value proposition to the market.

It has been a busy and productive year for us. Our path forward will be characterized by continued operational excellence; a prudent approach to funding future growth through fiscal and capital discipline; an increased emphasis on safety in the environment and corporate governance; and a commitment to better returns for our shareholders.

We believe we have the best employees and assets in the business and that we are well positioned to reap the benefits of the electrification of the global automotive fleet market. We will continue to grow and develop our business while positioning ourselves as leaders in the advanced automotive industry.

We have never been more excited and energized about our future. We look forward to Echo Automotive delivering strong results for our shareholders in 2014 and the years ahead.

Thank you for your continued support of Echo Automotive.

Sincerely,

Jason Plotke
President and Chairman

Notice Regarding Forward-Looking Statements

This shareholder letter contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this shareholder letter which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, lowering product pricing and costs, target markets, development of technologies and products, investor outreach, shareholder communication, attending industry events and business strategy. These forward-looking statements are made as of the date of this shareholder letter and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this shareholder letter are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.